UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549


                                          FORM 8-K

                                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  December 23, 2002


                              THE MAJESTIC COMPANIES, LTD
              (Exact name of registrant as specified in its charter)


     Nevada                         000-28083                      88-0293171
(State or other jurisdiction      (Commission                    (IRS Employer
of incorporation)                  File Number)            Identification No.)

57 W. South Temple, Suite 300, Salt Lake City, Utah                84101
     (Address of principal executive offices)                    (Zip Code)


                                      (801) 322-1776
               (Registrant's telephone number, including area code)


                                ITEM 5.  OTHER EVENTS

     The Majestic Companies, Ltd., a company emerging as a junior oil & gas exploration and development company through its pending acquisition of Freedom Oil & Gas, Inc., announced today that it entered into a common stock purchase agreement ("Purchase Agreement") on December 23, 2002 with Fusion Capital Fund II, LLC, a Chicago based investment fund. Under the pPurchase Aagreement, subject to the terms and conditions therein, Fusion Capital has committed to buy up to $6.0 million of Majestic's common stock, with Majestic having the option to increase this amount up to $12.0 million under certain circumstances. Majestic will use any funds obtained for the payment of existing obligations and debts, general corporate purposes, drilling and development of existing properties, acquisitions of additional producing properties and other current and potential corporate opportunities.

     Funding of the initial $6.0 million commitment can begin as soon as Majestic prepares, files, and the Securities & Exchange Commission ("SEC") declares effective, a registration statement covering the shares of common stock to be purchased by Fusion Capital. The purchase price of the shares to be sold to Fusion Capital will be based upon the market price of Majestic's common stock at the time of sale without any fixed discount. Majestic has the right to control both the timing and the amount of common stock sold to Fusion Capital, within the parameters established by the pPurchase Aagreement. Fusion Capital has further committed that it has and will not enter into any short sales or hedging transactions involving Majestic's stock.

     Majestic believes that Fusion Capital's commitment to provide this equity-based funding demonstrates their confidence in the future of both Majestic and Freedom, and in the current management teamJoshua Scheinfeld, Managing Member of Fusion Capital Fund II. . Fusion Capital Fund II, LLC, is a broad-based investment fund, based in Chicago, Illinois. Fusion Capital makes a wide range of investments ranging from special situation financing to long-term strategic capital.

     Freedom is a junior oil & gas company with interests in Arkansas, Oklahoma and Utah. Freedom's business plan is focused on assembling a portfolio of strategically located, developmental and exploratory oil & gas prospects. Majestic's acquisition of Freedom, whereby Freedom will become a wholly-owned subsidiary of Majestic and Majestic will change its name to Freedom Oil & Gas, Inc., is currently pending SEC approval. See the preliminary information statement filed September 13, 2002. For additional information regarding the Company and its projects, please visit Freedom's website at www.freedomoilandgas.com or contact Investor Relations at 1-866-238-1185, between the hours of 9-5 PM, Eastern Time.

     This report contains forward-looking statements. Forward-looking statements are not guarantees of future business, drilling, other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside the control of The Majestic Companies, Ltd. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see the periodic, current and other reports filed with the Securities and Exchange Commission, www.sec.gov.

     On behalf of the Board:J. David Gowdy,Chairman and CEO

                 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibit is filed with this report on Form 8-K:

Exhibit    SEC Reference
Number        Number          Title of Document                   Location

Item 10.                      Other Exhibits

10.01           10            Common Stock Purchase Agreement       This filing
                              entered into with Fusion Capital Fund
                              II, LLC on December 23, 2002.

                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE MAJESTIC COMPANIES, LTD


Dated:  January 6, 2003                By:  /S/ J. David Gowdy
                                       J. David Gowdy, Chief
                                       Executive Officer